UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 8, 2017

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   314-213-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02                          Results of Operations and Financial Condition
Today, November 14, 2017, the Registrant ("Company") is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its financial and operating results for the fourth quarter and  fiscal year ended September 30, 2017.  See Item 7.01, Regulation FD Disclosure, below.
Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of New Director and Reclassification of Directors
Effective November 8, 2017 the registrant's Board of Directors, by unanimous written consent pursuant to Section 3.1 of its Bylaws, increased the authorized size of its Board of Directors from seven to eight members and elected Mr. Patrick M. Dewar, age 57, as a director to fill the vacancy thereby created.
Mr. Dewar currently serves as Chief Executive  of The Trenton Group LLC, headquartered in Trenton, New Jersey. Previously, Mr. Dewar spent 34 years in the Aerospace Sector with GE Aerospace and Lockheed Martin, where he created and led Lockheed Martin International as an Executive Vice President managing over $10 billion in annual revenue. He holds a Master of Science degree in Electrical Engineering from Drexel University as well as a Bachelor of Science degree in Engineering from Swarthmore College. Mr. Dewar is a member of the Council of Foreign Relations and serves as a senior advisor to numerous investment firms on Aerospace & Defense matters.
Mr. Dewar was selected to serve the Company as his extensive strategic and operational experience in the aerospace and defense markets will allow him to assist the board in guiding strategy from the highest level. The Board of Directors performed extensive diligence in its search, including utilizing a globally recognized executive search firm.
Mr. Dewar will receive compensation for his service on the Board of Directors and its Committees pursuant to the Registrant's Compensation Plan for Non-Employee Directors, as amended, on the same basis as the Registrant's other directors; provided that his cash compensation for the remainder of calendar 2017 will be prorated at 25% of a full year's fees, and on or about November 17, 2017 he will receive a standard directors' quarterly stock award of 900 shares for the fourth quarter of calendar 2017.
Mr. Dewar was designated as a Class III Director, to serve for a term ending at the 2020 Annual Meeting of Shareholders. He will also serve on the Audit and Finance Committee of the Board of Directors. In order to retain equality of size among the three director classes as nearly as practicable, Mr. Larry .Solley, previously a Class III director, was reclassified as a Class II Director to serve for a term ending at the 2019 annual meeting of shareholders.
Amendments to Performance Compensation Plan
On November 9, 2017 the Compensation and Human Resources Committee of the registrant's Board of Directors amended and restated the registrant's Performance Compensation Plan for selected corporate and subsidiary officers and key managers (the "PCP"), including the registrant's executive officers.  The PCP had last been amended in 2016.  The amendments do not increase the amounts or change the forms of compensation which may be paid to the eligible officers or managers, but primarily expand the terms of the PCP to allow awards under the PCP to qualify for favorable treatment as "performance-based compensation" under Section 162(m) of the Internal Revenue Code (Section 162(m) Awards").  Prior to the amendment, Section 162(m) Awards could be made only under the registrant's separate Incentive Compensation Plan (the "ICP").  The purpose for the amendments was to permit future performance-based cash incentive awards, including those made to the registrant's executive officers on November 9, 2017 described in the next section, to be made under a single plan, the PCP, rather than having to be divided between the PCP and the ICP based on whether they were intended to qualify as Section 162(m) Awards.  It is the registrant's current intention not to make any future awards under the ICP.  A copy of the PCP as restated to incorporate the amendments is attached to this report as Exhibit 10.1, and a copy of the restated PCP marked to indicate the principal substantive changes from the previous version is attached as Exhibit 10.2.
Fiscal 2018 Executive Officer Base Salaries and Cash Incentive Compensation
On November 9, 2017, the Human Resources and Compensation Committee (the "Committee") of the Company's Board of Directors approved the following fiscal 2018 base salaries and target cash incentive compensation opportunities for its executive officers:
Officer	Fiscal 2018 Base Salary	% Increase from Fiscal 2017	Fiscal 2018 Target Cash Incentive Compensation	% Increase from Fiscal 2017
Victor L. Richey	$824,500	None	$788,000	7.4%
Gary E. Muenster	$550,000	None	$446,700	8.2%
Alyson S. Barclay	$337,500	3.5%	$209,000	3.5%
For fiscal 2018 the Committee determined to allocate 100% of the executive officers' cash incentive compensation opportunity to the PCP, as amended (see above).  The Committee also approved the fiscal 2018 performance criteria for determining the percentage of such target incentive compensation opportunity that will actually be earned by the executive officers, depending on actual fiscal 2018 results compared to the criteria.  The Committee established two performance criteria for fiscal 2018:  earnings per share (EPS), weighted at 70% of the total target opportunity, and cash flow, weighted at 30% of the total target opportunity. The actual cash incentive compensation payable under the PCP for fiscal 2018 will range from 0.0 to 2.0 times the target opportunity for EPS and 0.2 to 2.0 times the target opportunity for cash flow, depending on actual 2018 performance, based on a separate matrix for each of the measures.
Item 7.01                          Regulation FD Disclosure
Today, November 14, 2017, the Registrant is issuing a press release (Exhibit 99.1) announcing its financial and operating results for the fiscal year ended September 30, 2017.  The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time.  This press release will be posted on the Registrant's web site located at http://www.escotechnologies.com.  It can be viewed through the "Investor Relations" page of the web site under the tab "Press Releases," although the Registrant reserves the right to discontinue that availability at any time.
Item 8.01                          Other Events
On November 9, 2017 the Compensation and Human Resources Committee of the registrant's Board of Directors amended and restated the registrant's Compensation Plan for Non-Employee Directors (the "Plan"), which had last been amended in 2014.  The amendments do not increase the amounts or change the forms of compensation which may be paid to the registrant's non-employee directors, but primarily expand and clarify the terms of the Plan relating to the forms and times of directors' compensation payments, the method and timing of directors' elections to defer compensation, and the timing and payout of deferred compensation payments, and add provisions designed to ensure compliance with income tax provisions relating to deferred compensation.  A copy of the Plan as restated to incorporate the amendments is attached to this report as Exhibit 10.3.
Item 9.01                          Financial Statements and Exhibits
(d)            Exhibits
Exhibit No.	Description of Exhibit

10.1	Performance Compensation Plan for selected corporate and subsidiary officers and key managers, as amended through November 9, 2017
10.2
Performance Compensation Plan for selected corporate and subsidiary officers and key managers, as amended through November 9, 2017, marked to indicate the principal substantive changes from the previous version

10.3	Compensation Plan for Non-Employee Directors, as amended through November 8, 2017
99.1	Press Release dated November 14, 2017
Other Matters
The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 as amended ("Exchange Act") or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.
References to the Registrant's web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site.  Information contained on the Registrant's web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 14, 2017
ESCO TECHNOLOGIES INC.

By:   /s/Gary E. Muenster
Gary E. Muenster
Executive Vice President
 and Chief Financial Officer